EXHIBIT 99.1

Newport Gold Inc.
336 #1 Queen St. S. Mississauga, On Canada L5M 1M2-
Tel: (905)542-4990                                                     Trading Symbol: OTCBB - NWPG
Fax: (905)542-3718                                                     Web Site: www.newportgold.com

PRESS RELEASE

Monday August 25, 2008

NEWPORT ANNOUNCES DEBT FOR EQUITY TRANSACTION

Newport Gold, Inc. (OTCBB: NWPG.OB) ("Newport") today announced that it is in the process of converting $711,861 of debt to shares, by issuing 14,237,220 common shares at a deemed price of $0.05 per common share. The debt to be settled by this "Shares for Debt" transaction includes payment for debt owed to Derek Bartlett, our President, CEO and director.

This transaction does not result in a change of control. The shares will be issued pursuant to available exemptions from all applicable securities regulations and will be considered restricted securities.

All shares issued in the Shares for Debt transaction are considered restricted securities and subject to applicable hold periods. Further details of the Shares for Debt transaction are described in the Form 8-K filed today.

On behalf of the Board of Directors of
NEWPORT GOLD INC.

/s/ Derek Bartlett

Derek Bartlett